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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 16, 2001, accompanying the financial statements of Levcor International, Inc. contained in the Registration Statement and Proxy. We consent to the use of the aforementioned report in the Registration Statement and Proxy, and to the use of our name as it appears under the caption "Experts."




New York, New York
November 19, 2002